SCHEDULE 14A
(RULE 14a-101)

Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Alcentra Capital Corporation

(Name of Registrant as Specified in Its Charter)

Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ALCENTRA CAPITAL CORPORATION
200 Park Avenue, 7th Floor
New York, New York 10166
(212) 922-8240

April 14, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Alcentra Capital Corporation (the “Company”) to be held on May 16, 2016 at 9:30 a.m., Eastern Time, at the Offices of Sutherland Asbill & Brennan LLP, The Grace Building, 38th Floor, 1114 Avenue of the Americas, New York, New York 10036. Only stockholders of record as the close of business on March 21, 2016 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

Details of the business to be conducted at the meeting are given in the accompanying Notice of 2016 Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in the Proxy Statement. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares.

Your vote and participation in the governance of the Company is very important to us. We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Paul J. Echausse, Esq.
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 16, 2016.

Our proxy statement and annual report on Form 10-K for the year ended December 31, 2015 are available on the Internet at www.edocumentview.com/ABDC.

ALCENTRA CAPITAL CORPORATION
200 Park Avenue, 7th Floor
New York, New York 10166
(212) 922-8240

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2016

To the Stockholders of Alcentra Capital Corporation:

The 2016 Annual Meeting of Stockholders of Alcentra Capital Corporation (the “Company”) will be held at the Offices of Sutherland Asbill & Brennan LLP, The Grace Building, 38th Floor, 1114 Avenue of the Americas, New York, New York 10036 on May 16, 2016 at 9:30 a.m., Eastern Time, for the following purposes:

1. To elect two directors of the Company nominated by the Company’s Board of Directors (the “Board”) and named in this proxy statement, who will each serve for a term of three years, or until his successor is duly elected and qualified;

2. To approve a proposal to authorize the Company, with the approval of the Board, to sell or otherwise issue up to 10% of the Company’s outstanding common stock at an offering price that is below, but no more than 20% below, the Company’s then current net asset value per share (“NAV”);

3. To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies; and

4. To transact such other business as may properly come before the meeting, or any postponement or adjournment thereof.

You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on March 21, 2016. If you are unable to attend, please sign the enclosed proxy card and return it promptly in the self-addressed envelope provided. You may also vote your proxy electronically by telephone or over the Internet by following the instructions included with your proxy card. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By Order of the Board,

Ellida McMillan
Chief Accounting Officer, Treasurer and Secretary

New York, New York
April 14, 2016

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. You may also vote your proxy electronically by telephone or over the Internet by following the instructions included with your proxy card. Even if you vote your shares prior to the Annual Meeting, you still may attend the Annual Meeting and vote your shares in person.

ALCENTRA CAPITAL CORPORATION
200 Park Avenue, 7th Floor
New York, New York 10166
(212) 922-8240

PROXY STATEMENT
2016 Annual Meeting of Stockholders
General

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Alcentra Capital Corporation (“Alcentra,” the “Company,” “we,” “us” or “our”) for use at the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 16, 2016 at 9:30 a.m., Eastern Time, at the Offices of Sutherland Asbill & Brennan LLP, The Grace Building, 38th Floor, 1114 Avenue of the Americas, New York, New York 10036 and at any postponements or adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report for the fiscal year ended December 31, 2015, are first being sent to stockholders on or about April 15, 2016.

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or vote electronically by telephone or over the Internet, and the Company receives it in time for voting at the Annual Meeting, the persons named as proxies will vote your shares in the manner that you specify. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominee as a director and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

Annual Meeting Information

Date and Location

We will hold the Annual Meeting on May 16, 2016, at 9:30 a.m. Eastern Standard Time at the Offices of Sutherland Asbill & Brennan LLP, The Grace Building, 38th Floor, 1114 Avenue of the Americas, New York, New York 10036.

Admission

Only record or beneficial owners of the Company’s common stock as of the close of business on March 21, 2016 or their proxies may attend the Annual Meeting. Beneficial owners must provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Purpose of Annual Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

1. To elect two directors of the Company nominated by the Company’s Board and named in this proxy statement, who will each serve for a term of three years, or until his successor is duly elected and qualified;

2. To approve a proposal to authorize the Company, with the approval of the Board, to sell or otherwise issue up to 10% of the Company’s outstanding common stock at an offering price that is below, but no more than 20% below, the Company’s then current net asset value per share (“NAV”);

3. To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies; and

4. To transact such other business as may properly come before the meeting.

Voting Information

Record Date

The record date for the Annual Meeting is the close of business on March 21, 2016 (the “Record Date”). You may cast one vote for each share of common stock that you own as of the Record Date.

Quorum Required

A quorum of stockholders must be present for any business to be conducted at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast as of the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. On the Record Date, there were 13,516,766 shares outstanding and entitled to vote. Thus, 6,758,384 must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

If a quorum is not present at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies.

Submitting Voting Instructions for Shares Held Through a Broker

If you hold shares of common stock through a broker, bank or other nominee, you must follow the voting instructions you receive from your broker, bank or nominee. If you hold shares of common stock through a broker, bank or other nominee and you want to vote in person at the meeting, you must obtain a legal proxy from the record holder of your shares and present it at the meeting. If you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not be permitted to vote your shares on any proposal considered at the meeting.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of common stock, you may authorize a proxy to vote on your behalf by mail, as described on the enclosed proxy card or you may vote electronically by telephone or over the Internet. Authorizing a proxy will not limit your right to vote in person at the meeting. A properly completed, executed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke the proxy. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations.

Revoking Your Proxy

If you are a stockholder of record, you can revoke your proxy by (1) delivering a written revocation notice prior to the Annual Meeting to our Secretary, Ellida McMillan at Alcentra Capital Corporation, 200 Park Avenue, 7th Floor, New York, New York, 10166; (2) delivering a later-dated proxy that we receive no later than the opening of the polls at the Annual Meeting; or (3) voting in person at the Annual Meeting. If you hold shares of common stock through a broker, bank or other nominee, you must follow the instructions you receive from your nominee in order to revoke your voting instructions. Attending the Annual Meeting does not revoke your proxy unless you also vote in person at the meeting.

Vote Required

Proposal	Vote Required	Broker Discretionary Voting Allowed	Effect of Abstentions
Proposal 1 — To elect two directors of the Company nominated by the Company’s Board and named in this proxy statement, who will each serve for a term of three years, or until his successor is duly elected and qualified.	Affirmative vote of the plurality of the votes cast and entitled to vote thereon at the Annual Meeting.	No	Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote.
Proposal 2 — To approve a proposal to authorize the Company, with the approval of the Board, to sell or otherwise issue up to 10% of the Company’s outstanding common stock at an offering price that is below, but no more than 20% below, the Company’s then current NAV.	Pursuant to the Investment Company Act of 1940 (the “1940 Act”), approval of this proposal requires the affirmative vote of: (i) a “majority of the outstanding shares of common stock” of the Company; and (ii) a “majority of the outstanding shares of common stock” of the Company which are not held by affiliated persons of the Company, which includes our directors, officers, employees and 5% or greater stockholders who have not agreed to vote their shares in the same percentages as our non-affiliated stockholders.	No	Abstentions and broker non-votes, if any, will have the effect of a vote against this proposal.
For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares common stock” as: (A) 67% or more of the shares of common stock present at the Annual Meeting if the holders of more than 50% of the outstanding shares of common stock of the Company are present or represented by proxy; or (B) 50% of the outstanding shares of common stock of the Company, whichever is the less.

Proposal	Vote Required	Broker Discretionary Voting Allowed	Effect of Abstentions
Proposal 3 — To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.	Affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.	No	Abstentions and broker non-votes, if any, will have the effect of a vote against this proposal.

Additional Solicitation.  If there are not enough votes to approve any proposals at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

Information Regarding This Solicitation

The Board is making this proxy solicitation and the Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. If brokers, trustees, or fiduciaries and other institutions or nominees holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners, we will reimburse such persons for their reasonable expenses in so doing. In addition, we will indemnify them against any losses arising out of that firm’s proxy soliciting services on our behalf.

In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or employees of the Company and officers or employees of Alcentra NY, LLC (“Alcentra NY” or the “Adviser”), the Company’s investment adviser. No additional compensation will be paid to directors, officers or regular employees of the Company or Alcentra NY for such services. Alcentra NY is located at 200 Park Avenue, 7th Floor, New York, New York 10166.

The Company has engaged the services of Alliance Advisors for the purpose of assisting in the solicitation of proxies at an anticipated cost of approximately $10,000 plus reimbursement of certain expenses and fees for additional services requested. Please note that Alliance Advisors may solicit stockholder proxies by telephone on behalf of the Company. They will not attempt to influence how you vote your shares, but only ask that you take the time to authorize your proxy. You may also be asked if you would like to authorize your proxy over the telephone and to have your voting instructions transmitted to the Company’s proxy tabulation firm.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokerages and other institutional holders of record have implemented householding. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request information about householding of their communications should contact their brokers or other intermediary holder of record. You can notify us by sending a written request to: Ellida McMillan, Secretary, Alcentra Capital Corporation, 200 Park Avenue, 7th Floor, New York, New York 10166.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 21, 2016, the beneficial ownership of each current director, the nominee for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon Schedule 13G and Schedule 13D filings by such persons with the SEC or other information obtained from such persons or available to us.

Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated, the address of all executive officers and directors is c/o Alcentra Capital Corporation, 200 Park Avenue, 7th Floor, New York, NY 10166.

The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially		Percentage of Class
5% Owners
The Bank of New York Mellon Corporation(1)	2,979,035		22%
Kemper Corporation(2)	879,018		6.50%
San Bernardino County Employees’ Retirement Association(3)	725,499		5.37%
Interested Directors
Paul J. Echausse	64,346		*
Paul Hatfield	498,657	(4)	3.99%
Independent Directors
T. Ulrich Brechbühl	—		—
Edward Grebow	31,703	(5)	*
Douglas J. Greenlaw	—		—
Rudolph L. Hertlein	6,000		*
Executive Officers
Ellida McMillan	200		—
David Scopelliti	3,900	(6)	*
Executive officers and directors as a group (8 persons)	604,806		4.47%

(1)	Based on Amendment No. 3 of Schedule 13D filed by The Bank of New York Mellon Corporation (“Bank of New York”), BNY Mellon, National Association (“BNY Mellon”), BNY Alcentra Group Holdings, Inc. (“BNY Alcentra”), Alcentra Investments Limited, and Alcentra NY on September 28, 2015, as of September 24, 2015, (i) Bank of New York is deemed to have beneficial ownership of 2,979,035 shares or 22.0% of our common stock; (ii) BNY Mellon is deemed to have beneficial ownership of 1,012,039 shares or 7.5% of our common stock; (iii) BNY Alcentra is deemed to have beneficial ownership of 1,966,996 shares or 14.6% of our common stock; and (iv) Alcentra NY is deemed to have beneficial ownership of 1,796,476 shares or 13.3%.

Of these shares, (i) Bank of New York shares voting power with respect to 2,979,035 shares of our common stock held by Alcentra Ltd. (170,250 shares), BNY Mellon (1,012,039 shares), Alcentra NY (1,521,319 shares) and BNY Mellon Global Credit Alternatives Fund (“Global Credit”) (275,157 shares); (ii) BNY Mellon shares voting power with respect to 1,012,039 shares of our common stock held by clients of its wealth management branch; (iii) BNY Alcentra shares voting power with respect to 1,966,996 shares of our common stock held by Alcentra NY (1,521,319 shares), Alcentra Ltd.

(170,520 shares) and Global Credit (275,157 shares); and (iv) Alcentra NY shares voting power with respect to the 1,521,319 shares of our common stock it holds and the shares held by Global Credit (275,157).

Of these shares, (i) Bank of New York shares dispositive power with respect to 2,960,616 shares of our common stock held by Alcentra Ltd. (170,520 shares), BNY Mellon (993,620 shares), Alcentra NY (1,521,319 shares) and Global Credit (275,157 shares); (ii) BNY Mellon shares dispositive power with respect to 993,620 shares of our common stock held by clients of its wealth management branch; (iii) BNY Alcentra shares dispositive power with respect to 1,966,996 shares of our common stock held by Alcentra NY (1,521,319 shares), Alcentra Ltd. (170,520 shares) and Global Credit (275,157 shares); and (iv) Alcentra NY shares dispositive power with respect to the 1,521,319 shares of our common stock it holds and the shares held by Global Credit (275,157).

The 275,157 shares of our common stock held by Global Credit were acquired by it for investment purposes in open market transactions during the fourth quarter of 2014 and the first quarter of 2015; the 1,521,319 shares of our common stock held by Alcentra NY were acquired by it in connection with our initial organization in 2010, in connection with a long-term incentive compensation plan (the “LTIP”) maintained by Alcentra NY and Alcentra Ltd. for its employees, including Messrs. Hatfield and Echausse, and in connection to the transfer of 1,475,620 shares of our common stock from Alcentra Investments on September 24, 2015; and the 170,520 shares of our common stock held by Alcentra Ltd. were acquired by it in connection with the LTIP.

BNY Mellon’s address is BNY Mellon Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258. BNY Alcentra’s address and Alcentra Investment’s address is 10 Graham Street, London, England EC2V 7JD.

(2)	Based on the Schedule 13G filed by Kemper Corporation (“Kemper”) and Trinity Universal Insurance Company (“Trinity”), an entity controlled by Kemper Corporation (“Kemper”) on January 19, 2016, as of December 31, 2015, Trinity, a subsidiary of Kemper, is the direct holder of these shares of our common stock and Kemper and Trinity share voting and dispositive power with respect to these shares of our common stock. Kemper’s address is One East Wacker Drive, Chicago, Illinois 60601. Trinity’s address is 12790 Merit Drive, Suite 400, Dallas, TX 75251.
(3)	Pursuant to a letter agreement the San Bernardino County Employees’ Retirement Association (“SBCERA”) has agreed to vote the shares of our common stock held by it in the same percentages that our non-affiliated stockholders vote their shares. This letter agreement is effective until April 8, 2017 unless earlier terminated by SBCERA in its sole discretion. SBCERA’s principal business address is 348 W. Hospitality Lane, Third Floor, San Bernardino, California 92415.
(4)	Mr. Hatfield is deemed to have beneficial ownership of (i) 7,381 shares of our common stock held directly by Mr. Hatfield; (ii) 275,157 shares of our common stock held by BNY Mellon Global Credit Alternatives Fund; (iii) 45,599 shares of our common stock held by Alcentra NY; and (iv) 170,520 shares of our common stock held by Alcentra Ltd.
(5)	Mr. Grebow is deemed to have beneficial ownership of (i) 500 shares of our common stock held by the Madeline Grebow Childrens Trust and (ii) 31,203 shares of our common stock held directly by Mr. Grebow.
(6)	Mr. Scopelliti is deemed to have beneficial ownership of (i) 1,800 shares of our common stock held by the Patricia Scopelliti Trust and (ii) 2,100 shares of our common stock held directly by Mr. Scopelliti.
*	Represents less than 1%.

Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of March 21, 2016. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Director:
Paul J. Echausse	Over $100,000
Paul Hatfield	Over $100,000
Independent Directors:
T. Ulrich Brechbühl		*
Edward Grebow	Over $100,000
Douglas J. Greenlaw		*
Rudolph L. Hertlein	$50,001 – $100,000

*	Represents less than 1%.
(1)	Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000
(2)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act
(3)	The dollar range of equity securities beneficially owned is based on a closing price of $11.81 on April 12, 2016 on the Nasdaq Global Select Market. Beneficial ownership has been determined in accordance Rule 16a-1(a)(2) of the Exchange Act.

PROPOSAL I:
ELECTION OF TWO DIRECTORS OF THE COMPANY NOMINATED BY THE COMPANY’S BOARD AND NAMED IN THIS PROXY STATEMENT, WHO WILL EACH SERVE FOR A TERM OF THREE YEARS, OR UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIED

Our business and affairs are managed under the direction of the Board. Pursuant to our articles of incorporation and bylaws, the number of directors on the Board is currently fixed at six directors and is divided into three classes. Directors are elected for a staggered term of three years each, with a term of office of one of the three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected or until his successor is duly elected and qualified.

The Board has nominated each of Paul Hatfield and Douglas J. Greenlaw for election for a three year term expiring in 2019. Mr. Hatfield and Mr. Greenlaw are not being proposed for election pursuant to any agreement or understanding between each of Mr. Hatfield and Mr. Greenlaw and the Company.

Required Vote

This proposal requires the affirmative vote of the holders of a plurality of the votes cast and entitled to vote thereon at the Annual Meeting. Stockholders may not cumulate their votes. If you vote “withhold authority” with respect to each of Mr. Hatfield and Mr. Greenlaw, your shares will not be voted with respect to each of Mr. Hatfield and Mr. Greenlaw.

Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on the election of directors. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining whether each of the nominees for election as a director have been elected. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy “FOR” the election of Mr. Hatfield and Mr. Greenlaw. If either Mr. Hatfield or Mr. Greenlaw should decline or be unable to serve as a director, it is intended that the proxy will vote for the election of such person as is nominated by the Board as a replacement. The Board has no reason to believe that either Mr. Hatfield or Mr. Greenlaw will be unable or unwilling to serve.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF MR. HATFIELD AND MR. GREENLAW.

Director and Executive Officer Information

The Nominee and Directors

Information regarding Mr. Hatfield and Mr. Greenlaw, who are each being nominated for election as a director of the Company by the stockholders at the Annual Meeting, as well as information about our current directors whose terms of office will continue after the Annual Meeting, is as follows:

Name	Age	Position(s) Held with Company	Principal Occupation(s) During Past 5 Years	Other Directorships Held During Past 5 Years	Director Since	Term Expires
Interested Directors
Paul J. Echausse	55	President, Chief Executive Officer and Director	President, Chief Executive Officer and Director of Alcentra since November 2013; Managing Director and Head of U.S. Mezzanine Investments of Alcentra NY since 2007	None	2013	2017
Paul Hatfield	54	Chairman of the Board	Global Chief Investment Officer of Alcentra NY and Alcentra Ltd. since 2014; Chief Investment Officer of Alcentra NY from 2008 through March 2014	None	2013	2016
Independent Directors
T. Ulrich Brechbühl	52	Director	President of Appenzeller Point LLC, a family investment management business, from December 2013 through January 2016; Executive Vice President of Emdeon, a provider of revenue and payment cycle management in the healthcare industry, from 2012 through 2014; Chief Executive Officer of Chamberlin Edmonds and Associates Inc., a subsidiary of Emdeon, from 2004 through 2014	None	2014	2018
Edward Grebow	66	Director	Managing Director of Morgan Joseph TriArtisan LLC, an investment and merchant bank, since November 2013; President and Chief Executive Officer of Amalgamated Bank, a commercial bank, from April 2011 to November 2013; Managing Director of J.C. Flowers & Co. LLC, a private equity firm with a focus on financial services companies, from 2007 to March 2011; Director of Saddle River Valley Bank, from 2010 to 2011; and Director of Flowers National Bank, from 2008 to 2011	Director and Chairman of the audit committee of the board of directors of Diamond Offshore Drilling, Inc. (NYSE: DO), since July 2008	2016	2018

Name	Age	Position(s) Held with Company	Principal Occupation(s) During Past 5 Years	Other Directorships Held During Past 5 Years	Director Since	Term Expires
Douglas J. Greenlaw	71	Director	Chairman of Community Journals, LLC, a community newspaper, since 1999; Chief Executive Officer of OneMinuteNews.com, an internet news company, since 2010; Chairman and Chief Executive Officer of Greenlaw-Marshall Communications, a company that operates small market television companies, from 2005 through 2014	None	2014	2016
Rudolph L. Hertlein	75	Director	Managing Director of Hertlein & Associates LLC, a consulting service to small businesses, since 2009; Independent Director and Chair of the Audit Committee of Abacus Federal Savings Bank, a full service bank, since 2011; Chairman of the Board of CPA.com, a company that offers web-based technology solutions to financial professionals, since 2001	None	2014	2017

The business address of the nominee and the director listed above is c/o Alcentra Capital Corporation, 200 Park Avenue, 7th Floor, New York, New York 10166.

Executive Officers Who Are Not Directors

Information regarding our executive officers who are not directors is as follows:

Name	Age	Position(s) Held with Company	Principal Occupation(s) During Past 5 Years
Steven Levinson	50	Chief Compliance Officer	Chief Compliance Officer of Alcentra since 2014; Chief Compliance Officer of Alcentra NY since 2011; Director of Compliance of Stone Tower Capital, an alternative credit manager, from 2008 to 2011
Ellida McMillan	48	Chief Accounting Officer, Treasurer and Secretary	Chief Accounting Officer, Treasurer and
Secretary of Alcentra since November 2013;
Consultant with Tatum US, a financial and
technology consulting and advisory firm, from
November 2013 to March 2014; owner of
			McMillan Consulting from 2007 to 2012
David Scopelliti	51	Senior Vice President	Senior Vice President of Alcentra since March 2015; Senior Vice President of Alcentra NY since July 2014; Principal of GarMark Advisors II, LLC, a private investment firm, from June 2007 to June 2014

The business address of the nominee and the director listed above is c/o Alcentra Capital Corporation, 200 Park Avenue, 7th Floor, New York, New York 10166.

Biographical Information

The Board considers whether each of the directors is qualified to serve as a director, based on a review of the experience, qualifications, attributes and skills of each director, including those described below. The Board also considers whether each director has significant experience in the investment or financial services industries and has held management, board or oversight positions in other companies and organizations. For the purposes of this presentation, our directors have been divided into two groups — independent directors and interested directors. Interested directors are “interested persons” as defined in the 1940 Act.

Independent Directors

T. Ulrich Brechbühl.  Mr. Brechbühl previously served as the President of Appenzeller Point LLC, a family investment management business from December 2013 through January 2016. Mr. Brechbühl previously served as both the Executive Vice President for Emdeon’s provider business as well as the Chief Executive Officer of Chamberlin Edmonds and Associates Inc. (CEA), an Emdeon Company. Mr. Brechbühl joined CEA in 2004 as the company’s COO. Shortly thereafter he became the President and Chief Executive Officer of CEA and was appointed to the board. In 2010 he joined the Emdeon executive team upon the sale of CEA to Emdeon. Prior to joining CEA, Mr. Brechbühl served as a director and as the Chief Executive Officer and Chief Financial Officer of MigraTEC, Inc., a publicly traded software business. He joined MigraTEC in 2000 as the Chief Financial Officer and was soon elected to the board and promoted to Chief Executive Officer, serving in those capacities until the end of 2003. From 1998 to 2000, Mr. Brechbühl was a founder and the Chief Financial Officer of Thayer Aerospace, a provider of structural components to the aerospace and defense industries. Mr. Brechbühl previously served as a Manager of Bain & Company from 1994 to 1998, during which time he led teams in a variety of assignments in high tech, aerospace and defense, and construction. Mr. Brechbühl is a graduate with distinction from the United States Military Academy at West Point and received an M.B.A. from Harvard Business School.

We believe Mr. Brechbühl’s extensive finance and corporate leadership experience bring important and valuable skills to the Board.

Edward Grebow.  Mr. Grebow has served as a director and chairman of the audit committee of the board of directors of Diamond Offshore Drilling, Inc. (NYSE: DO) since July 2008. Mr. Grebow has also served as Managing Director of Morgan Joseph TriArtisan LLC, an investment and merchant bank, since November 2013. He served as President and Chief Executive Officer of Amalgamated Bank, a commercial bank, from April 2011 to November 2013. Mr. Grebow also served as managing director of J.C. Flowers & Co. LLC, a private equity firm with a focus on financial services companies, from 2007 to March 2011, a director of Saddle River Valley Bank from 2010 to 2011 and a director of Flowers National Bank from 2008 to 2011. Mr. Grebow served as President of ULLICO Inc., an insurance and financial services firm, from 2003 to 2006.

We believe Mr. Grebow’s broad experience in commercial and investment banking, private equity, insurance and financial services enables him to provide the Board valuable insight and the benefit of his extensive knowledge of and background in financial services, investment and management.

Douglas J. Greenlaw.  Mr. Greenlaw currently serves as Chairman of Community Journals, LLC, a community newspaper, and has since 1999. Mr. Greenlaw also currently serves as Chief Executive Officer of OneMinuteNews.com, an internet news company, and has since 2010. Mr. Greenlaw previously served as the Chairman and Chief Executive Officer of Greenlaw-Marshall Communications, a company that operates small market television companies utilizing digital spectrum and the internet to enhance profitability, from 2007 to 2014. Mr. Greenlaw also previously served as the Chief Executive Officer and a Director of Switchboard, Inc. from 1999 until 2004, during which time he led the company’s post-IPO turn-around during the tech crash and eventual sale to InfoSpace. From 1994 until 1997, Mr. Greenlaw served as President and Chief Operating Officer of Multimedia, Inc., during which time he led all divisions of the public broadcast, print, cable, and entertainment media company. Mr. Greenlaw also served as Chief Executive Officer of the Venture Division of Whittle Communications from 1991 until 1994 and also previously served as President of Advertising and

Marketing at MTV Network from 1986 until 1991. Mr. Greenlaw received a B.S. from Indiana University, and is a former U.S. Army Company Commander, receiving two Purple Hearts, One Silver Star and 2 Bronze Stars for valor in combat in Vietnam.

We believe that Mr. Greenlaw’s depth of experience in corporate managerial positions brings important and valuable skills to the Board.

Rudolph L. Hertlein, CPA.  Mr. Hertlein is currently the Managing Director of Hertlein & Associates LLC, which provides consulting services to small businesses. He has over 45 years of experience in accounting and auditing, including the financial services industry and an understanding of the complex accounting matters for financial service companies. Mr. Hertlein served as a Senior Vice President, Corporate Development — Viacom Inc. from 1994 until 2000. He previously served as Senior Vice President and Controller of Paramount Communications Inc. from 1993 until 1994, during which time as chief accounting officer was responsible for SEC financial reporting for the company. Mr. Hertlein previously served as a Director of Rogar Studios Inc., a creative programming company, from 2004 until 2009. He currently serves as an Independent Director, and Chairman of the board of directors of CPA.COM (formerly known as CPA2BIZ.com), a for profit subsidiary of the AICPA that offers web-based technology solutions to financial professionals, and has served in this position since 2001. Since 2011, Mr. Hertlein has also served as an Independent Director and Chair of the Audit Committee of Abacus Federal Savings Bank, a full service bank. Mr. Hertlein received a B.B.A. from St. John’s University and is a licensed CPA in the state of New York since 1968.

We believe that Mr. Hertlein’s extensive experience in accounting and auditing, corporate governance, and leadership brings important and valuable skills to the Board.

Interested Directors

Paul J. Echausse.  Mr. Echausse has served as our President and Chief Executive Officer and a member of the Board since our inception and has served as Managing Director and Head of U.S. Mezzanine Investments at Alcentra NY since 2007. Mr. Echausse serves on the Investment Committee of BNY Mellon Private Equity and European Direct Lending. Mr. Echausse is responsible for the overall management and direction of our investment operations, including transaction sourcing, deal execution and the monitoring of our portfolio companies. Mr. Echausse brings more than 20 years of leveraged finance experience to the origination and management of the Alcentra Mezzanine’s investment portfolios. Prior to joining BNY Capital Markets, Inc., a predecessor of BNY Mellon Capital Markets, LLC, in 1998, Paul was President of Kisco Capital Corporation, the growth capital SBIC affiliate of Kohlberg & Co. L.L.C. Previously, he was Chief Operating Officer of IBJS Capital Corporation, the junior capital investment affiliate of IBJ Schroder Bank. Prior to IBJ Schroder Bank, Mr. Echausse was the Assistant Division Head of Southeast Banking for the Bank of New York. Mr. Echausse previously served as President of the Northeast Regional Association of Small Business Investment Companies and on the national board of the National Association of Small Business Investment Companies. Mr. Echausse serves on the board of directors of DRC Emergency Services, LLC, FST Technical Services, LLC, Grindmaster Cecilware Corporation, EB Brands, Emerald Waste and Our Lady of Mercy Academy in Syosset, NY. Mr. Echausse received a B.S. from Fordham University (magna cum laude, Phi Beta Kappa), an M.B.A. from New York University and a J.D. from Fordham Law School and is a member of the New York State Bar.

We believe Mr. Echausse’s extensive leveraged finance experience, especially in connection with originating and managing investments for funds managed by the Adviser, bring important and valuable skills to our board of directors.

Paul Hatfield.  Mr. Hatfield has been Chairman of the Board since March 2014 and a director since June 2013 and has been a member of the board of directors of Alcentra NY since July 2008. Mr. Hatfield presently serves as Global Chief Investment Officer of Alcentra NY and Alcentra Ltd. and previously served as President and Chief Investment Officer of Alcentra NY from July 2008 through 2014. From 2003 until July 2008 Mr. Hatfield was the senior portfolio manager for European CLOs at Alcentra Ltd. From April 2002 to March 2003, Mr. Hatfield was a senior analyst for the CDO operations of Intermediate Capital Group, where he covered building products and construction, aerospace and consumer credits. Between 1995 and 2001, Mr. Hatfield worked at Deutsche Bank in London for the Leveraged Finance Group. In 1998, while at

Deutsche Bank, Mr. Hatfield worked in New York where he supervised Leveraged Finance and the telecom division. Before joining Deutsche Bank, Mr. Hatfield originated a portfolio of mezzanine and development capital loans at FennoScandia Bank. He originally trained as a chartered accountant in the audit division of Arthur Andersen. Mr. Hatfield received a B.A. (Honors) in Economics from Cambridge University.

We believe Mr. Hatfield’s extensive experience in leveraged finance and as a portfolio manager for funds managed by Alcentra Ltd., bring important and valuable skills to the Board.

Executive Officers Who Are Not Directors

Steven Levinson.  Mr. Levinson has served as our Chief Compliance Officer since March 2014. Mr. Levinson has served as Chief Compliance Officer for Alcentra NY since October 2011. Prior to joining Alcentra NY, Mr. Levinson served as Director of Compliance at Stone Tower Capital from May 2008 to October 2011. From March 2003 to December 2006, Mr. Levinson was the Chief Audit Executive at IDT Corporation. He began his career at Price Waterhouse and spent fourteen years in the Internal Audit departments of major financial institutions. Mr. Levinson received a B.A. in Accounting and Economics from Queens College of the City University of New York and an M.B.A. with a concentration in Financial Management from Pace University.

Ellida McMillan.  Ms. McMillan has served as our Chief Accounting Officer, Treasurer and Secretary since November 2013. Prior to joining Alcentra, Ms. McMillan served as a CPA/Partner consultant with Tatum US, a financial and technology consulting and advisory firm. Prior to joining Tatum US, from January 2007 through March 2012, Ms. McMillan owned McMillan Consulting, which provided management and financial consulting for small to medium sized businesses, including advising on accounting, financial reporting and analysis, and other financial matters. Previously, Ms. McMillan was a corporate controller at KBC Financial Holdings, a subsidiary of KBC Financial Products UK Ltd, which engaged in the sales, structuring and risk management of equity linked and equity derivatives instruments, from 2000 until 2004. Prior to KBC, Ellida was an associated director of Fixed Income Derivatives at Bear Stearns & Co. from 1999 until 2000. Ellida began her career as an auditor at Arthur Andersen in the financial service sector. Ellida holds a B.S. from Fairfield University and is a licensed CPA.

David Scopelliti.  Mr. Scopelliti has served as our Senior Vice President since March 2015 and Senior Vice President of Alcentra NY since July 2014. Since 2004, Mr. Scopelliti has also served as a Director of Student Transportation Inc. (Nasdaq: STB). From June 2007 to June 2014, Mr. Scopelliti was a Principal at GarMark where he focused on investing subordinated debt and equity in middle market companies. Prior to joining GarMark, Mr. Scopelliti served as the Managing Director with Pacific Corporate Group, an alternative asset investment and consulting firm, responsible for discretionary and non-discretionary private investment programs for corporate and governmental entities. Prior to that, Mr. Scopelliti was Head of Private equity for the Connecticut Retirement Plans and Trust Funds. In that role, he was responsible for restructuring, restarting and managing its $4 billion global private equity program. He was also previously head of ING Capital’s Merchant Banking Group in New York investing debt and equity capital into middle-market companies for acquisitions, growth and recapitalizations with a focus on transportation, homeland security, consumer and environmental services. Mr. Scopelliti serves as a Director of Athena Wellness Brands and from April 2008 to July 2013, Mr. Scopelliti served as a Director of Nudo Products Inc.

Board Leadership Structure

The Board does not have a lead independent director. We are aware of the potential conflicts that may arise when an interested director is Chairman of the Board, but believe these potential conflicts are offset by our strong corporate governance practices. Our corporate governance practices include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of an audit committee and a nominating and corporate governance committee, each of which is comprised solely of independent directors, and the appointment of a Chief Compliance Officer, with whom the independent directors meet without the presence of interested directors and other members of management, for administering our compliance policies and procedures.

The Board believes that its leadership structure is appropriate in light of our characteristics and circumstances because the structure allocates areas of responsibility among the individual directors and the committees in a manner that affords effective oversight. Specifically, the Board believes that the relationship of Mr. Hatfield with the Adviser provides an effective bridge between the Board and management, and encourages an open dialogue between management and the Board, ensuring that these groups act with a common purpose. The Board also believes that its small size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between our management, the Adviser and the Board.

Board’s Role In Risk Oversight

Oversight of our investment activities extends to oversight of the risk management processes employed by the Adviser as part of its day-to-day management of our investment activities. The Board anticipates reviewing risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.

Corporate Governance

Committees of the Board

The Board and each of the committees of the Board met 4 times during the fiscal year 2015. Each director attended at least 75% of the total number of meetings of the Board and the committees on which the director served that were held while the director was a member. We require each director to make a diligent effort to attend all board and committee meetings as well as each annual meeting of our stockholders. All of our directors attended our 2015 annual meeting of stockholders. The Board has established an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) and may establish additional committees from time to time as necessary. The scope of the responsibilities assigned to each of these committees is discussed in greater detail below.

Audit Committee

The members of the Audit Committee are Messrs. Brechbühl, Grebow, Greenlaw, and Hertlein, each of whom meets the independence standards established by the SEC and the Nasdaq Listing Rules and is independent for purposes of the 1940 Act. Mr. Hertlein serves as chairman of the Audit Committee. The Board has determined that each of Messrs. Brechbühl, Grebow and Hertlein is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act. The Audit Committee is responsible for approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The Audit Committee is also responsible for aiding our board of directors in fair value pricing debt and equity securities that are not publicly traded or for which current market values are not readily available. The Board and the Audit Committee utilizes the services of an independent valuation firm to help them determine the fair value of these securities. The Audit Committee met 4 times during the 2015 fiscal year.

Independent Auditor’s Fees

The following table presents fees incurred by the Company for the fiscal years ended December 31, 2015 and December 31, 2014 for the Company’s principal accounting firm, KPMG LLP.

	Fiscal Year Ended December 31, 2015	Fiscal Year Ended December 31, 2014
Audit Fees	$340,800	$317,000
Audit-Related Fees	$125,000	$144,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees:	$468,800	$412,000

Audit Fees.  Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.

Audit-Related Fees.  Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees.  Tax fees consist of fees billed for professional services for tax compliance. There were no tax fees incurred during the fiscal years ended December 31, 2015 and 2014.

All Other Fees.  All other fees would include fees for products and services other than the services reported above.

It is the policy of the Audit Committee to pre-approve all audit, review or attest engagements and permissible non-audit services to be performed by our registered public accounting firm. We expect that representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Audit Committee Report

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, matters required to be discussed by Statement of Auditing Standards No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board Release No. 2012-004. KPMG LLP has discussed with the Audit Committee, among other things, the following:

•	methods used to account for significant unusual transactions;
•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and
•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the consolidated financial statements.

The Audit Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable Public Company Accounting Oversight Board rule regarding the independent accountant’s communications with audit committees concerning independence and has discussed with the auditors the auditors’ independence. The Audit Committee has also considered the compatibility of non-audit services with the auditors’ independence.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC. The Audit Committee also recommended the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and the Board approved such recommendation.

Audit Committee

T. Ulrich Brechbühl
Edward Grebow
Douglas J. Greenlaw
Rudolph L. Hertlein

Compensation Committee

The members of the Compensation Committee are Messrs. Brechbühl, Grebow, Greenlaw, and Hertlein, each of whom is independent for purposes of the 1940 Act and the Nasdaq Listing Rules. Mr. Brechbühl serves as chairman of the Compensation Committee. The Compensation Committee is responsible for overseeing our compensation policies generally and making recommendations to the Board with respect to our incentive compensation and equity-based plans that are subject to board approval, evaluating executive officer performance, overseeing and setting compensation for our directors and, as applicable, our executive officers and, as applicable, preparing the report on executive officer compensation that SEC rules require to be included in our annual proxy statement. Currently, none of our executive officers is compensated by us and as such the Compensation Committee is not required to produce a report on executive officer compensation for inclusion in our annual proxy statement.

The Compensation Committee has the sole authority to retain and terminate any compensation consultant assisting the Compensation Committee, including sole authority to approve all such compensation consultants’ fees and other retention terms. The Compensation Committee may delegate its authority to subcommittees or the chairman of the compensation committee when it deems appropriate and in our best interests. The Compensation Committee met 4 times during the 2015 fiscal year.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Brechbühl, Grebow, Greenlaw, and Hertlein, each of whom is independent for purposes of the 1940 Act and the Nasdaq Listing Rules. Mr. Greenlaw serves as chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management.

The Nominating and Corporate Governance Committee will consider nominees to the Board recommended by a stockholder if such stockholder complies with the advance notice provisions of our bylaws. Our bylaws provide that a stockholder who wishes to nominate a person for election as a director at a meeting of stockholders must deliver written notice to our corporate secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in the bylaws. In order to be eligible to be a nominee for election as a director by a stockholder, such potential nominee must deliver to our corporate secretary a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements or any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board, and would be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying individuals for election as members of the Board, but the committee considers such factors as it may deem are in our best interests and those of our stockholders. Those factors may include a person’s differences of viewpoint, professional experience, education and skills, as well as his or her race, gender and national origin. In addition, as part of the Board’s annual-self assessment, the members of the nominating and corporate governance committee will evaluate the membership of the Board and whether the Board maintains satisfactory policies regarding membership selection. The Nominating and Corporate Governance Committee met 4 times during the 2015 fiscal year.

Corporate Governance Documents

We maintain a corporate governance webpage at the “Investor Relations” link at www.alcentracapital.com.

Our Code of Business Conduct and Board committee charters are available at our corporate governance webpage at www.alcentracapital.com and are also available to any stockholder who requests them by writing to our Secretary, Ellida McMillan, at Alcentra Capital Corporation, 200 Park Avenue, 7th Floor, New York, New York 10166.

Director Independence

In accordance with the rules of Nasdaq, the Board annually determines the independence of each director. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company. The Company monitors the status of its directors and officers through the activities of the Nominating and Corporate Governance Committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has changed.

In order to evaluate the materiality of any such relationship, the Board uses the definition of director independence set forth in the Nasdaq Listing Rules. Section 5605 provides that a director of a business development company (a “BDC”) shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company or the Adviser.

The Board has determined that each of the directors is independent and has no relationship with the Company, except as a director and stockholder of the Company, with the exception of Messrs. Echausse and Hatfield, who are interested persons of the Company due to their positions as officers of the Company and officers of the Adviser.

Annual Evaluation

Our directors perform an evaluation, at least annually, of the effectiveness of the Board and its committees. This evaluation includes Board and Board committee discussion.

Communication with the Board

We believe that communications between the Board, our stockholders and other interested parties are an important part of our corporate governance process. Stockholders with questions about the Company are encouraged to contact the Company’s Investor Relations department at (212) 922-8240. However, if stockholders believe that their questions have not been addressed, they may communicate with the Board by sending their communications to Alcentra Capital Corporation, 200 Park Avenue, 7th Floor, New York, New York 10166, Attn.: Board of Directors. All stockholder communications received in this manner will be delivered to one or more members of the Board.

All communications involving accounting, internal accounting controls and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or policies, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, will be referred to the Audit Committee.

The acceptance and forwarding of a communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Code of Business Conduct

Our code of business conduct, which applies to directors and executive officers of the Company, requires that directors and executive officers avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to the code of business conduct, which is available on our website under the “Investor Relations” link at www.alcentracapital.com, each director and executive officer must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to the Audit Committee. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by the Board.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors and none of the members is a present or past employees of the Company. No member of the Compensation Committee: (i) has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended; or (ii) is an executive officer of another entity, at which one of our executive officers serves on the Board.

Transactions with Related Persons

We have entered into an investment advisory agreement with the Adviser (the “Advisory Agreement”). Pursuant to the Advisory Agreement, we have agreed to pay to the Adviser a base management fee and an incentive fee. We paid the Adviser $8,215,803 for the year ended December 31, 2015. Messrs. Echausse and Hatfield are interested members of the Board and have a direct or indirect pecuniary interest in the Adviser.

We have entered into agreements with the Adviser, in which our senior management and members of the Adviser’s investment committee have indirect ownership and other financial interests. The Adviser may in the future manage other investment funds, accounts or investment vehicles that invest or may invest in assets eligible for purchase by us. To the extent that we compete with entities managed by the Adviser or any of its affiliates for a particular investment opportunity, the Adviser will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (a) its internal investment allocation policies, (b) the requirements of the Advisers Act, and (c) certain restrictions under the 1940 Act regarding co-investments with affiliates.

The 1940 Act prohibits us from making certain negotiated co-investments with affiliates unless we receive an order from the SEC permitting us to do so. In the absence of receiving exemptive relief from the SEC that would permit greater flexibility relating to these kinds of co-investments, the Adviser will determine whether these kinds of potential negotiated investments are more appropriate for us or for one of the funds managed by the Adviser or its affiliates and which entity will proceed with the investment. We generally will not make an investment in any company in which any fund managed by the Adviser holds an investment in a different class of such company’s debt or equity securities or obligations unless we also acquire or own the same class of such company’s debt or equity securities as such fund managed by the Adviser or the Adviser determines that (a) the investment is in our best interests and (b)(i) the possibility of a conflict between the interests of such different classes is remote, (ii) either the potential investment by us or the investment of such other fund managed by the Adviser is not large enough to control any actions taken by the collective holders of securities of such company, or (iii) in light of the particular circumstances, the Adviser believes such investment is appropriate for us, notwithstanding the potential for conflict.

We have entered into a License Agreement with the Adviser pursuant to which the Adviser has granted us a non-exclusive, royalty-free license to use the name “Alcentra.”

BNY Mellon-Alcentra Mezzanine III, L.P. (“Fund III”) is private investment fund managed by the Adviser. In connection with our initial public offering (“IPO”), Fund III received shares of our common stock which it distributed to its limited partners. We have granted certain registration rights to the limited partners of Fund III pursuant to which we have agreed to use our reasonable best efforts to file within 720 days following the completion of our initial public offering a registration statement on Form N-2 pursuant to Rule 415 with the SEC to register the resale of the shares of our common stock received by such limited partners. We have also agreed to use our efforts to cause such a registration statement to be declared effective by the SEC within 840 days following the completion of the IPO. We have agreed to use commercially reasonable efforts to keep such registration statement continuously effective until the earlier of (i) the date on which there are no longer any registrable shares (as defined in the registration rights agreement) and (ii) the third anniversary of the registration rights agreement. The costs associated with filing the resale registration statement and having it declared effective by the SEC will be borne by us.

Review, Approval or Ratification of Transactions with Related Person

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. As a BDC, the 1940 Act restricts the Company from participating in certain transactions with certain persons affiliated with the Company, including our officers, directors, and employees and any person controlling or under common control with us.

In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with the Company, our officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, the Company, companies controlled by us and our employees and directors.

The Company will not enter into any transactions unless and until we are satisfied that the transaction is not prohibited by the 1940 Act or, if such prohibitions exist, the Company has taken appropriate actions to seek Board review and approval or exemptive relief from the SEC for such transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based solely on a review of copies of such reports and written representations delivered to the Company by such persons, the Company believes that all such persons complied with all Section 16(a) filing requirements during the year ended December 31, 2015.

The following table shows information regarding the compensation received by our independent directors for the fiscal year ended December 31, 2015. No compensation is paid to directors who are “interested persons” for their service as directors.

Name	Aggregate Cash Compensation from Alcentra Capital Corporation(1)	Total Compensation from Alcentra Capital Corporation Paid to Director(2)
Interested Directors
Paul J. Echausse	$—	$—
Paul Hatfield	$—	$—
Independent Directors
T. Ulrich Brechbühl	$71,500	$71,500
Edward Grebow(3)	—	—
Douglas J. Greenlaw	$69,000	$69,000
Rudolph L. Hertlein	$75,500	$75,500

(1)	For a discussion of the independent directors’ compensation, see below.
(2)	We do not maintain a stock or option plan, non-equity incentive plan or pension plan for our directors.
(3)	Edward Grebow was appointed to the Board on March 7, 2016 and therefore did not receive compensation during the fiscal year ended December 31, 2015.

Our independent directors receive an annual fee of $40,000. They also receive $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending in person each Board meeting and $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting telephonically. They also receive $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with each committee meeting attended in person and each telephonic committee meeting. The chairmen of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee receive an annual fee of $10,000, $5,000 and $5,000, respectively. We have obtained directors’ and officers’ liability insurance on behalf of our directors and officers.

Compensation of Executive Officers

None of our executive officers receive direct compensation from us. The compensation of our principal financial officer and Chief Compliance Officer and their respective staffs is paid by the Adviser, subject to reimbursement by us of the allocable portion of such compensation for services rendered by them to us.

PROPOSAL II:
AUTHORIZE THE COMPANY, WITH THE APPROVAL OF THE BOARD, TO SELL OR OTHERWISE ISSUE UP TO 10% OF THE COMPANY’S OUTSTANDING COMMON STOCK AT
AN OFFERING PRICE THAT IS BELOW, BUT NO MORE THAN 20% BELOW, THE COMPANY’S
THEN CURRENT NAV

The Company is a closed-end investment company that has elected to be regulated as a BDC under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock at a price below the current NAV of such stock, with certain exceptions. One such exception would permit the Company to sell or otherwise issue, for the purpose of completing an acquisition or similar transaction, shares of its common stock during the next year at a price below the Company’s then current NAV if its stockholders approve such a sale and the Company’s directors make certain statutorily mandated determinations prior to each such below NAV share issuance, if any.

Pursuant to this provision, the Company is seeking the approval of its common stockholders so that it may, in one or more public or private offerings of its common stock, sell or issue up to 10% of the outstanding shares of common stock as of the date when this proposal is approved by the stockholders, on a cumulative basis while the approval is in effect, at an offering price per share that is below, but no more than 20% below, its then current NAV, subject to certain conditions discussed below. If approved, the authorization would be effective for a period expiring on the earlier of the one year anniversary of the date of the Annual Meeting and the date of the Company’s 2017 Annual Meeting of Stockholders, which is expected to be held in May 2017. The latest date at which such authorization would expire is May 16, 2017. Our stockholders will bear the expenses incurred by the Company in connection with such an offering whether or not they participate.

Effect of Approval

Generally, equity securities sold in securities offerings are priced based on the market trading prices of the equity securities rather than NAV of such equity securities. The Company is seeking the approval of its stockholders to offer and sell shares of its common stock at prices that, net of underwriting discount or commissions, may be less than NAV per share so as to give the Board the flexibility in pricing new share issuances that the Company may require from time to time during the authorized period as a result of market conditions.

Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. Although shares of the Company’s common stock have had a limited trading history, they have traded at both a premium to NAV and at a discount to NAV. Given the recent volatility in the stock market, particularly with respect to BDC stocks, we cannot predict whether our common stock will trade at a premium or a discount to NAV in the near term.

The following table, representing the entire public trading history of our common stock since our initial public offering on May 14, 2014, lists the high and low intraday sales prices for our common stock and the sales price as a percentage of NAV. On April 12, 2016, the last reported closing sale price of our common stock was $11.81 per share which represents a discount of approximately 18% to the NAV reported as of December 31, 2015.

	NAV(1)		Price Range		Premium/Discount of High Sales Price to NAV	Premium/Discount of Low Sales Price to NAV
			High	Low
Year Ended December 31, 2016
Second Quarter (through April 12, 2016).		*	11.81	11.50	*	*
First Quarter		*	11.82	9.02	*	*
Year Ended December 31, 2015
Fourth Quarter	$14.43		$12.88	$11.00	-10.7%	-23.8%
Third Quarter	$14.92		$13.48	$10.01	-9.7%	-32.9%
Second Quarter	$15.03		$14.25	$12.42	-5.2%	-17.4%
First Quarter	$14.90		$14.44	$12.36	-3.0%	-17.0%
Year Ended December 31, 2014
Fourth quarter	$14.87		$13.50	$11.20	-9.2%	-24.68%
Third quarter	$15.00		$15.04	$10.60	0.3%	-29.33%
Second quarter(2)	$15.00		$15.00	$14.00	0%	-6.67%

(1)	NAV per share is generally determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset values shown are based on outstanding shares at the end of each period.
(2)	From May 14, 2014 (commencement of trading) to June 30, 2014.
*	NAV has not yet been calculated for this period.

Reasons for Approval

The Company believes that having the flexibility to issue its common stock below NAV in certain instances will benefit its stockholders. Specifically, the Company expects that it will be presented with very attractive investment opportunities given the current favorable investment environment, which has many of the same characteristics as the investment environment that followed the Great Recession of 2008 – 2009, and it may not be able to capitalize on these attractive investment opportunities unless it is able to raise additional capital through, among other sources, the issuance of shares of its common stock.

Because of regulations governing the Company’s operation as a BDC and given the Company’s election to be a regulated investment company (“RIC”) for tax purposes, the Company may be dependent on its ability to raise capital through the issuance of common stock in order to fund attractive investments. BDCs must comply with an asset to debt ratio requirement that prohibits the Company from incurring debt or issuing senior securities if the ratio is less than 2:1, which requires the Company to finance its investments with at least as much equity as debt in the aggregate. In addition, RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support its new investment activities. Therefore, the Company is dependent on its ability to raise capital through the issuance of common stock to continue to build its investment portfolio, take advantage of attractive investment opportunities as they arise and thereby support the maintenance and growth of its dividends.

As noted in the table above, the Company’s common stock has traded below its NAV per share in the last year or so. As a result, without the approval being sought by this proposal, the Company would be precluded from selling shares of its common stock to raise capital in order to fund attractive investment opportunities that may arise in the current favorable investment environment. In this regard, in the latter half of 2015 and continuing through 2016, economic uncertainty and market volatility in China and geopolitical unrest in the Middle East, combined with continued volatility of oil prices, among other factors, have caused disruption in the investment markets in the United States, including in the market for providing investments to lower-middle market companies. The Company believes that these market dynamics are resulting in attractive investment opportunities, characterized by lower leverage levels and wider credit spreads, for the lower-middle market company investments that the Company focuses on.

In addition, the ability to issue shares below NAV minimizes the likelihood that the Company would consider selling assets it would not otherwise sell at times that may be disadvantageous to the Company. Further, to the extent the Company issues shares of its common stock below NAV in a publicly registered transaction, the Company’s market capitalization and the number of its publicly tradable common stock will increase, thus potentially affording all common stockholders greater liquidity.

Conditions to Sales Below NAV

If this proposal is approved, the Company will only sell shares of its common stock at a net price below NAV during the specified one year period if the following conditions are met:

•	a majority of the Company’s independent directors who have no financial interest (other than ownership of shares of the Company’s common stock) in the sale have determined that such sale would be in the best interests of the Company and its stockholders;
•	majority of the Company’s independent directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount; and
•	following such issuance, not more than 10% of the Company’s then outstanding shares as of the date of stockholder approval, on a cumulative basis, will have been issued at a price less than, but no more than 20% below, the Company’s then current NAV.

In addition, given the negative stigma that the market attaches to BDCs which raise capital through the issuance of shares of common stock at prices below NAV and do not thereafter put such funds to work in a meaningful manner for the BDC and its stockholders, it is expected that the Board will exercise the authorization granted to it by this proposal, if it is approved by the Company’s stockholders, in a judicious manner and only in those limited circumstances in which the Company can clearly demonstrate that the funds raised by issuing shares below NAV will be accretive to the Company. Such circumstances are likely to include periods of credit market volatility and dislocation which typically create favorable investment environments or situations in which the Company can use its stock to opportunistically acquire another BDC, private investment fund or portfolio company.

Key Stockholder Considerations and Risk Factors

Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the following matters:

Dilutive Effect

Any sale of common stock at a price below NAV would result in an immediate dilution to existing stockholders. This dilution would include reduction in the NAV as a result of the issuance of shares at a price below the NAV and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. The Board will consider the potential dilutive effect of the issuance of shares at a price below the NAV when considering whether to authorize any such issuance.

Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance and they may not be able to participate in a private offering due to regulatory constraints on the type of investors that may participate in such offerings. The Company may make a private offering of its common stock because a private offering can typically be completed without the time constraints and added expense of filing a registration statement with the SEC. Thus any future issuance of common stock at a price below NAV will dilute a stockholder’s holdings of common stock as a percentage of shares outstanding to the extent the stockholder does not purchase sufficient shares in the offering or otherwise to maintain the stockholder’s percentage interest. Further, if the stockholder does not purchase any shares to maintain the stockholder’s percentage interest, regardless of whether such offering is at a price above or below the then current NAV, the stockholder’s voting power, as well as other interests, will be diluted.

Per Share Amount Available for Distributions Upon Our Liquidation, Winding-up or Dissolution will Decrease

When stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Thus, the per share amount available for distributions upon our liquidation, winding-up or dissolution will decrease following the increase in the number of outstanding shares.

Additional Stockholder Approval is not Required

Before voting on this proposal or giving a proxy with regard to this matter, stockholders should also consider that if this proposal is approved, the Company will not seek additional stockholder approval before offering shares of its common stock at a price below the then current NAV even if the dilution resulting from such offering is substantial even where successive offerings are made that substantially dilute shareholders’ NAV per share.

Examples of Dilutive Effect

The following table illustrates the reduction to NAV and dilution that would be experienced by a nonparticipating stockholder in different hypothetical offerings of different sizes and levels of discount from NAV, although it is not possible to predict the level of market price decline that may occur. Sales prices and discounts are hypothetical in the presentation below. Our existing stockholders who participate in the offering or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV per share dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering.

The examples assume that Company XYZ has 13,516,000 common shares outstanding, $308,000,000 in total assets and $113,000,000 in total liabilities. The current net asset value and NAV are thus $195,000,000 and $14.43, respectively. The table illustrates the dilutive effect on nonparticipating Stockholder A of an offering of 1,351,600 shares (10% of the outstanding shares) (1) with proceeds to the Company at $12.98 per share after offering expenses and commissions (a 10% discount from NAV), (2) with proceeds to the Company at $12.26 per share after offering expenses and commissions (a 15% discount from NAV), and (3) with proceeds to the Company at $11.54 per share after offering expenses and commission (a 20% discount from net asset value).

	Prior to Sale Below NAV	Example 1 10% Offering at 10% Discount		Example 2 10% Offering at 15% Discount		Example 3 10% Offering at 20% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$13.67	—	$12.91	—	$12.15	—
Net Proceeds per Share to Issuer	—	$12.98	—	$12.26	—	$11.54	—
Decrease to NAV
Total Shares Outstanding	13,516,000	14,867,600	10.0%	14,867,600	10.0%	14,867,600	20.0%
NAV per Share	$14.43	$14.30	-0.91%	$14.23	-1.36%	$14.17	-1.82%
Share Dilution to Stockholder
Shares Held by Stockholder A	135,160	135,160	—	135,160	—	135,160	—
Percentage of Shares Held by Stockholder A	1.0%	0.91%	—	0.91%	—	0.91%	—
Total Asset Values
Total NAV Held by Stockholder A	$1,950,000	$1,932,273	-0.91%	$1,923,409	-1.36%	$1,914,545	-1.82%
Total Investment by Stockholder A (Assumed to Be $14.43 per Share)	$1,950,000	$1,950,000	—	$1,950,000	—	$1,950,000	—
Total Dilution to Stockholder A (Change in Total NAV Held By Stockholder)	—	$-17,727	—	$-26,591	—	$-35,455	—
Per Share Amounts
NAV per Share Held by Stockholder A	—	$14.30	—	$14.23	—	$14.17	—
Investment per Share Held by Stockholder A (Assumed to be $14.43 per Share on Shares Held Prior to Sale)	$14.43	$14.43	—	$14.43	—	$14.43	—
Dilution per Share Held by Stockholder A	—	$-0.13		$-0.20		$-0.26
Percentage Dilution per Share Held by Stockholder A	—	—	-0.91%	—	-1.36%	—	-1.82%

Impact on Existing Stockholders Who Do Not Participate in the Offering

Our existing stockholders who do not participate in an offering below NAV per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares they hold and their NAV per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV. This decrease could be more pronounced as the size of the offering and level of discounts increase. Our existing shareholders will bear the expenses incurred by the Company in connection with an offering whether or not they participate.

Impact on Existing Stockholders Who Do Participate in the Offering

Our existing stockholders who participate in the offering or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV per share dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of NAV per share dilution will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience NAV per share dilution on their existing shares but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in average NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who over participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV per share dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases.

Required Vote

Approval of this proposal requires the affirmative vote of (i) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting; and (ii) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting which are not held by affiliated persons of the Company which includes our directors, officers, employees and 5% or greater stockholders who have not agreed to vote their shares in the same percentages as our non-affiliated stockholders. In this regard, the San Bernardino County Employees’ Retirement Association (“SBCERA”), which owned more than 5% of our outstanding shares of common stock on the March 21, 2016 record date for the Annual Meeting, has entered into a letter agreement pursuant to which it has agreed to vote the shares of common stock held by it in the same percentages that our non-affiliated stockholders vote their shares. This letter agreement is effective until April 8, 2017 unless earlier terminated by SBCERA in its sole discretion. Pursuant to an arrangement entered into between SBCERA and our investment adviser in 2015, our investment adviser is required to pay a portion of the incentive fees received by it from us to SBCERA.

For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares” as the lesser of: (i) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of our outstanding voting securities are present or represented by proxy; or (ii) more than 50% of our outstanding voting securities. Abstentions and broker non-votes will have the effect of a vote against this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO
AUTHORIZE THE COMPANY TO SELL OR OTHERWISE ISSUE UP TO 10% OF THE
COMPANY’S OUTSTANDING COMMON STOCK AT AN OFFERING PRICE PER SHARE
THAT IS BELOW, BUT NO MORE THAN 20% BELOW, THE COMPANY’S THEN CURRENT NAV.

PROPOSAL III:
ADJOURNMENT OF THE ANNUAL MEETING

The Company’s stockholders may be asked to consider and act upon one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.

If a quorum is not present at the Annual Meeting, the Company’s stockholders may be asked to vote on the proposal to adjourn the Annual Meeting to solicit additional proxies. If a quorum is present at the Annual Meeting, but there are not sufficient votes at the time of the Annual Meeting to approve one or more of the proposals, the Company’s stockholders may also be asked to vote on the proposal to approve the adjournment of the Annual Meeting to permit further solicitation of proxies in favor of the other proposals. However, a stockholder vote may be taken on one of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal.

If the adjournment proposal is submitted for a vote at the Annual Meeting, and if the Company’s stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable the Board to solicit additional proxies in favor of one or more proposals. If the adjournment proposal is approved, and the Annual Meeting is adjourned, the Board will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the Annual Meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal.

The Board believes that, if the number of shares of the Company’s common stock voting in favor of any of the proposals presented at the Annual Meeting is insufficient to approve a proposal, it is in the best interests of the Company’s stockholders to enable the Board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned or postponed.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

OTHER BUSINESS

The Board knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the Annual Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Annual Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Annual Meeting unless certain securities law requirements are met.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2017 Annual Meeting of Stockholders will be held in May 2017, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address at 200 Park Avenue, 7th Floor, New York, New York 10166, and the Company must receive the proposal no later than January 3, 2017, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

Stockholder proposals or director nominations to be presented at the 2017 Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days or more than 150 days in advance of the one year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s Annual Meeting of Stockholders. For the Company’s 2017 Annual Meeting of Stockholders, the Company must receive such proposals and nominations between November 16, 2016 and December 16, 2016. If the date of the Annual Meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, stockholder proposals or director nominations must be so received not later than the tenth day following the day on which such notice of the date of the 2017 Annual Meeting of Stockholders or such public disclosure is made. Proposals must also comply with the other requirements contained in the Company’s Bylaws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

ANNUAL REPORTS

A copy of our amended Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which includes our audited consolidated financial statements, certain supplementary financial information and management’s discussion and analysis of financial condition and results of operations, is being furnished with this proxy statement. We incorporate by reference the audited consolidated financial statements and notes thereto in Item 8 of our amended Annual Report on Form 10-K for the year ended December 31, 2015.

Alcentra Capital Corporation

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IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM, EST, on May 15, 2016.

Vote by Internet

- Go to **www.investorvote.com/ABDC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends you vote FOR the nominees listed and FOR Proposals 2 and 3.

	For	Withhold
01 - Paul Hatfield	☐	☐
02 - Douglas J. Greenlaw	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Alcentra Capital Corporation

PROXY — ALCENTRA CAPITAL CORPORATION

Annual Meeting of Stockholders — May 16, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul J. Echausse and Douglas J. Greenlaw, and each of them, as proxies of the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of Alcentra Capital Corporation, a Maryland Corporation (the "Company"), to be held at the Offices of Sutherland Asbill & Brennan LLP, The Grace Building, 38th Floor, 1114 Avenue of the Americas, New York, New York 10036, on May 16, 2016, at 9:30 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast and to otherwise represent the undersigned with all powers that the undersigned would possess if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders of the Company and the accompanying proxy statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY IS REVOCABLE. UNLESS A CONTRARY DIRECTION IS INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE THEREWITH. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Please sign, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.